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                                IMAX CORPORATION
                                  EXHIBIT 10.19

                          AMENDED EMPLOYMENT AGREEMENT

      This agreement amends the amended employment agreement (the "Agreement") between Richard Gelfond (the "Executive") and IMAX Corporation (the "Company") dated July 1, 1998, as amended, on the same terms and conditions except as set out below:

1.    TERM. The term of the Agreement is extended until December 31, 2005.

2. CASH COMPENSATION. The Executive shall be entitled to be paid base salary at the rate of $500,000 per year, plus a bonus of up to two times salary. Such bonus shall be at the discretion of the Board of Directors and shall be based upon the success of the Company in achieving the goals and objectives set by the Board after consultation with the Executive. The Executive shall be considered for a bonus payable in 2005 and 2006 based upon performance to December 31, 2004 and December 31, 2005, respectively.

3. STOCK OPTIONS. The Executive shall be entitled to a grant, in accordance with the terms of the IMAX Stock Option Plan, of stock options in the amount of 450,000 common shares of the Company. Options to purchase 450,000 shares shall be granted effective June 3, 2004, to vest as to 150,000 shares on December 3, 2004, 150,000 shares on June 3, 2005 and 150,000 shares on December 3, 2005. All options will have a 10-year term and shall be governed by the provisions of the Agreement, including for greater certainty the provisions relating to resignation or termination. The vesting of all options granted hereunder shall be accelerated upon a "change of control" as defined in the Agreement.

4. The entering into this agreement shall not prejudice any rights or waive any obligations under any other agreement between the Executive and the Company.

DATED as of June 3, 2004.

                                            "Richard Gelfond"
                                       -----------------------------------------
                                       RICHARD GELFOND

                                       IMAX CORPORATION

                                       PER:  "Garth M. Girvan"
                                            ------------------------------------
                                            Name: Garth M. Girvan
                                            Title: Director